EXHIBIT 10.3

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of [ ] (the “Grant Date”), between Cyberonics, Inc., a Delaware corporation (the “Company”), and [ ] (the “Grantee”).

1.           Award.  Pursuant to the CYBERONICS, INC. 2009 STOCK PLAN (the “Plan”), as of the Grant Date [ ] shares (the “Restricted Shares”) of the Company’s common stock shall be issued as hereinafter provided in the Grantee’s name subject to certain restrictions thereon.  The Grantee hereby acknowledges receipt of a copy of the Plan and the Prospectus relating thereto pursuant to the Securities Act of 1933, as amended, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  All terms used herein shall have the meaning ascribed to such terms in the Plan unless the context herein clearly requires otherwise.

2.           Restricted Shares.  The Grantee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)           Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and in the event of termination of the Grantee’s service relationship with the Company (as provided in Section 5) for any reason other than as provided in Section 2(b), the Grantee shall, for no consideration, forfeit to the Company all Restricted Shares then subject to the Forfeiture Restrictions.  The prohibition against transfer and the Grantee’s obligation to forfeit and surrender the Restricted Shares to the Company upon the Grantee’s termination of service are herein referred to as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(b)           Vesting/Lapse of Forfeiture Restrictions.  So long as the Grantee continues in a service relationship with the Company (as provided in Section 5) on the third anniversary of the Grant Date, the Restricted Shares shall vest and the Forfeiture Restrictions shall lapse on such vested shares on such anniversary date.  Notwithstanding the foregoing vesting schedule, the Forfeiture Restrictions shall lapse in full as to all of the Restricted Shares on the earlier of (i) a Change of Control (as defined in the Plan) or (ii) the termination of the Grantee’s service relationship with the Company due to the Grantee’s Disability (as defined in the Plan) or death.

(c)           Certificates.  A certificate evidencing the Restricted Shares shall be issued by the Company in the Grantee’s name, pursuant to which the Grantee shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive, when paid, cash dividends (provided, however, that all dividends paid in shares of the Company’s stock and distributions other than cash dividends shall be subject to the Forfeiture Restrictions applicable to the Restricted Shares with respect to which such dividends or other distributions were paid and shall be held by the Company until such Restricted Shares are vested or forfeited).  The Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions with respect to such shares have expired, and a breach of the terms of this Agreement shall cause a forfeiture of all then remaining Restricted Shares.  The certificate shall contain an appropriate endorsement reflecting the Forfeiture Restrictions.  The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award.  On the date of this Agreement, the Grantee shall, if required by the Committee, deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares.  Upon the lapse of the Forfeiture Restrictions without forfeiture of the Restricted Shares, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which the Grantee is a party) in the name of the Grantee in exchange for the certificate evidencing the Restricted Shares.

(d)           Corporate Acts.  The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.  The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

3.           Withholding of Tax.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to the Grantee for federal or state income tax purposes, the Grantee is responsible for taxes due from Grantee on such compensation income. Grantee agrees to remit such taxes to the Company prior to and as a condition of the receipt of the Restricted Shares or the lapse of any Forfeiture Rights becoming effective.  In the event that the Grantee fails to remit funds sufficient to satisfy such taxes, to the maximum extent permitted by applicable law, Grantee hereby specifically authorizes the Company to withhold such taxes from amounts otherwise due to the Grantee.

4.           Status of Stock.  The Grantee agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Grantee also agrees that (i) the certificates representing the Restricted Shares may bear such legend or legends as the Administrator deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5.           Service Relationship.  For purposes of this Agreement, the Grantee shall be considered to be in the service of the Company as long as the Grantee remains an Employee, Consultant or Director (as those terms are defined in the Plan).  Nothing in the adoption of the Plan, or the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Grantee the right to continued service with the Company or affect in any way the right of the Company to terminate such employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, the Grantee’s employment by the Company shall be on an at-will basis and the employment relationship may be terminated at any time by either the Grantee or the Company for any reason whatsoever, with or without cause.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Administrator, and its determination shall be final.

6.           Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of the Grantee, such notices or communications shall be effectively delivered if hand delivered to the Grantee at his principal place of employment or if sent by overnight courier, with confirmation, to the Grantee at the last address the Grantee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by overnight courier, with confirmation, to the Company at its principal executive offices.

7.           Amendment.  Except as permitted by Section 15 of the Plan, this Agreement may not be modified in any respect except by a written agreement signed by the Grantee and an officer of the Company who is expressly authorized by the Company to execute such document.

8.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.

9.           Controlling Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Grantee has executed this Agreement, all effective as of the Grant Date.

CYBERONICS, INC.

By:___________________________________
David S. Wise, Senior Vice President,
& Chief Administrative Officer

GRANTEE:

______________________________________